Exhibit 99.1

TENNECO ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL-YEAR 2018 REVENUE

Expects continued growth in 2019 with constant dollar revenue growing 4-5%

Outpacing forecasted light vehicle production by 6-7%

•	Higher fourth quarter and full-year revenue, including strong growth with commercial truck and off-highway customers
•	Completed acquisition of Federal-Mogul on October 1, 2018

Lake Forest, Illinois, February 22, 2019—Tenneco (NYSE: TEN) today announced preliminary revenue for the fourth quarter and full year 2018 and provided 2019 revenue guidance. The company also announced that in the near future it will reschedule the date of its previously announced earnings release and teleconference for the fourth quarter and full year 2018 to allow it sufficient time to complete the first year-end closing process for the combined company.

Total revenue in the fourth quarter was $4.3 billion, up 79% year-over-year, driven mainly by the completion of the Federal-Mogul acquisition on October 1, 2018. Excluding the acquisition and on a constant currency basis, revenue increased 4%, outpacing light vehicle industry production* by 10 percentage points. The outperformance was driven by volume and content growth with commercial truck and off-highway as well as light vehicle customers. Value-add revenue was $3.6 billion, up 100% compared to last year including Federal-Mogul results.

For the full year, total revenue was $11.8 billion, including Federal-Mogul revenues since October 1.Excluding the acquisition and the impact of currency exchange rates, Tenneco delivered full-year organic revenue growth of 6%, outpacing industry production* by 7 percentage points, driven by 24% growth in commercial truck and off-highway and 5% light vehicle growth versus last year. Value-add revenue was $9.3 billion, up 31% compared to last year including Federal-Mogul results. The company anticipates that 2018 adjusted earnings will be near the low end of the guidance range previously provided for the fourth quarter.

During the year-end closing process for the newly combined business, a difference was identified through the alignment of the combined company’s accounting practices. This practice relates to determining the appropriate capitalization and/or classification of certain expenses within the income statement. In this respect, the company is taking more time to complete its first combined year-end financial statements. The company currently believes that any changes related to this practice will not be material to earnings or cash flow in any reporting period; however, the cumulative effect may require some revision to prior period results.

“Tenneco’s organic growth continued in the fourth quarter, outpacing industry production by ten percentage points, supported by the strength of our diverse business profile in terms of products, geographic regions and end-markets served,” said Brian Kesseler, Tenneco co-CEO. “We closed the Federal-Mogul transaction, accelerating the transformation of the combined businesses into two purpose-built, industry leading companies, and our acquisition of Öhlins Racing will fuel the growth of advanced suspension technology and enhance our portfolio in broader mobility markets.”

On a pro forma basis, the company expects 2019 constant dollar revenue growth in the range of 4% to 5%, outpacing light vehicle industry production* by 6 to 7 percentage points. Global light vehicle production* is forecast to be down 2% in 2019.

-More-

“Our global teams are executing well against the integration plans,” said Roger Wood, Tenneco co-CEO. “In 2019, we expect continued revenue growth that outpaces global industry production, powered by diverse and sustainable growth drivers across our business.”

*Source: IHS Markit February 2019 global light vehicle production forecast and Tenneco estimates.

Attachment

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures—3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures—12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures—3 Months and 12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures—Original Equipment and Aftermarket Revenue—3 Months and 12 Months

Reconciliation of GAAP Revenue to Pro Forma Revenue Measures—2017 and 2018

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 15, 2019 at 1:00 p.m. ET. The meeting will be held at the Detroit Foundation Hotel, 250 W Larned Street, Detroit, Michigan. The record date for shareholders eligible to vote at the meeting is March 18, 2019.

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2018 revenues of $11.8 billion and approximately 81,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company, in the second half of 2019.

About DRiV™—the future Aftermarket and Ride Performance Company

Following the separation, DRiV will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. DRiV’s principal product brands will feature Monroe®, Öhlins® Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, Ferodo®, Champion® and others. DRiV would have 2018 pro-forma revenues of $6.4 billion, with 54% of those revenues from aftermarket and 46% from original equipment customers.

About the new Tenneco—the future Powertrain Technology Company

Following the separation, the new Tenneco will be one of the world’s largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The new Tenneco would have 2018 pro-forma revenues of $11.4 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

Revenue estimates and other forecasted information in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency.

This press release contains forward-looking statements regarding the company’s anticipated 2018 earnings. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the final results of the Company’s evaluation of the accounting issues described herein. In addition, investors should consider the risk factors and uncertainties detailed from time to time in the company’s SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2017, and its quarterly report on Form 10-Q for the quarter ended September 30, 2018.

In addition, this press release contains forward-looking statements. The words “may,” “will,” “believe,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

•	general economic, business and market conditions;

•	our ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

•

the cost and outcome of existing and any future claims, legal proceedings or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

•

changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences away from historically higher margin products for our customers and us, to other lower margin vehicles, for which we may or may not have supply arrangements, and the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts’ longer product lives;

•

changes in consumer demand for our OE or aftermarket products, or changes in automotive and commercial vehicle manufacturers’ production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products;

•

our dependence on certain large customers, including the loss of any of our large original equipment manufacturer (“OE”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

•	new technologies that reduce the demand for certain of our products or otherwise render them obsolete;

•	our ability to introduce new products and technologies that satisfy customers’ needs in a timely fashion;

•

the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program);

•

changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt;

•	our ability to comply with the covenants contained in our debt instruments;

•	our working capital requirements;

•	our ability to successfully execute cash management and other cost reduction plans, and to realize the anticipated benefits from these plans;

•

risks inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, and political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruptions of production and supply;

•	increasing competition from lower cost, private-label products;

•	damage to the reputation of one or more of our leading brands;

•	the impact of improvements in automotive parts on aftermarket demand for some of our products;

•	industrywide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers’ other suppliers;

•	developments relating to our intellectual property, including our ability to changes in technology;

•	costs related to product warranties and other customer satisfaction actions;

•

the failure or breach of our information technology systems, including the consequences of any misappropriation, exposure or corruption of sensitive information stored on such systems and the interruption to our business that such failure or breach may cause;

•	the impact of consolidation among vehicle parts suppliers and customers on our ability to compete in the highly competitive automotive and commercial vehicle supplier industry;

•	changes in distribution channels or competitive conditions in the markets and countries where we operate;

•	the evolution towards autonomous vehicles and car and ride sharing;

•	customer acceptance of new products;

•	our ability to successfully integrate, and benefit from, any acquisitions that we complete;

•	our ability to effectively manage our joint ventures and other third-party relationships;

•	the potential impairment in the carrying value of our long-lived assets and goodwill or our deferred tax assets;

•

the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products and demand for off-highway equipment;

•

increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

•	changes by the Financial Accounting Standards Board or the Securities and Exchange Commission of authoritative generally accepted accounting principles or policies;

•	changes in accounting estimates and assumptions, including changes based on additional information;

•

any changes by the International Organization for Standardization (ISO) or other such committees in their certification protocols for processes and products, which may have the effect of delaying or hindering our ability to bring new products to market;

•

the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation;

•	potential volatility in our effective tax rate;

•

disasters, such as fires, earthquakes and flooding, and any resultant disruptions in the supply or production of goods or services to us or by us, in demand by our customers or in the operation of our system, disaster recovery capabilities or business continuity capabilities;

•

acts of war and/or terrorism, as well as actions taken or to be taken by the United States and other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate;

•	pension obligations and other postretirement benefits;

•	our hedging activities to address commodity price fluctuations; and

•	the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, important factors related to the acquisition of Federal-Mogul LLC (“Federal-Mogul”) and the planned separation of our company into a powertrain technology company and an aftermarket and ride performance company that could cause actual results to differ materially from the expectations reflected in the forward-looking statements, including:

•	the risk that the benefits of the acquisition of Federal-Mogul, including synergies, may not be fully realized or may take longer to realize than expected;

•	the risk that the acquisition of Federal-Mogul may not advance our business strategy;

•	the risk that we may experience difficulty integrating or separating employees or operations;

•

the risk that the transaction may have an adverse impact on existing arrangements with us, including those related to transition, manufacturing and supply services and tax matters, our ability to retain and hire key personnel or our ability to maintain relationships with customers, suppliers or other business partners;

•

the risk that the company may not complete a separation of its powertrain technology business and its aftermarket and ride performance business (or achieve some or all of the anticipated benefits of such a separation);

•	the risk that the combined company and each separate company following the spin-off will underperform relative to our expectations;

•	the ongoing transaction costs and risk that we may incur greater costs following the spin-off; and

•	the risk that the spin-off is determined to be a taxable transaction.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company’s SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2017, and its quarterly report on Form 10-Q for the quarter ended September 30, 2018.

###

Investor inquiries:

Linae Golla

847-482-5162

lgolla@tenneco.com

Media inquiries:

Bill Dawson

847-482-5807

bdawson@tenneco.com

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)

Unaudited

(Millions)

	Q4 2018
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$1,655	$631	$1,024	$(34)	$1,058
Ride Performance	469	—	469	(24)	493
Aftermarket	258	—	258	(15)	273
Powertrain	1,112	—	1,112	—	1,112
Motorparts	774	—	774	—	774

Total Tenneco Inc.	$4,268	$631	$3,637	$(73)	$3,710

	Q4 2017
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$1,627	$577	$1,050	$—	$1,050
Ride Performance	480	—	480	—	480
Aftermarket	284	—	284	—	284

Total Tenneco Inc.	$2,391	$577	$1,814	$—	$1,814

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)

Unaudited

(Millions)

	YTD 2018
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$6,707	$2,500	$4,207	$31	$4,176
Ride Performance	1,949	—	1,949	(4)	1,953
Aftermarket	1,209	—	1,209	(29)	1,238
Powertrain	1,112	—	1,112	—	1,112
Motorparts	774	—	774	—	774

Total Tenneco Inc.	$11,751	$2,500	$9,251	$(2)	$9,253

	YTD 2017
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$6,216	$2,187	$4,029	$—	$4,029
Ride Performance	1,807	—	1,807	—	1,807
Aftermarket	1,251	—	1,251	—	1,251

Total Tenneco Inc.	$9,274	$2,187	$7,087	$—	$7,087

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES

Unaudited

(Millions except percents)

	Q4 2018 vs. Q4 2017 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Adjusted Revenues Excluding Currency	% Change
Clean Air	$28	2%	$8	1%
Ride Performance	(11)	(2%)	13	3%
Aftermarket	(26)	(9%)	(11)	(4%)
Powertrain	1,112	NM	1,112	NM
Motorparts	774	NM	774	NM

Total Tenneco Inc.	$1,877	79%	$1,896	105%

	YTD Q4 2018 vs. YTD Q4 2017 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air	$491	8%	$147	4%
Ride Performance	142	8%	146	8%
Aftermarket	(42)	(3%)	(13)	(1%)
Powertrain	1,112	NM	1,112	NM
Motorparts	774	NM	774	NM

Total Tenneco Inc.	$2,477	27%	$2,166	31%

(1)	U.S. Generally Accepted Accounting Principles.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)

Unaudited

(Millions)

	Q4 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$2,658	$(66)	$2,724	$549	$2,175
Original equipment commercial truck, off-highway, industrial and other revenues	811	(14)	825	104	721
Aftermarket revenues	799	(15)	814	—	814

Net sales and operating revenues	$4,268	$(95)	$4,363	$653	$3,710

	Q4 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$1,793	$—	$1,793	$478	$1,315
Original equipment commercial truck, off-highway, industrial and other revenues	314	—	314	99	215
Aftermarket revenues	284	—	284	—	284

Net sales and operating revenues	$2,391	$—	$2,391	$577	$1,814

	YTD 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$8,115	$39	$8,076	$2,078	$5,998
Original equipment commercial truck, off-highway, industrial and other revenues	1,886	2	1,884	408	1,476
Aftermarket revenues	1,750	(29)	1,779	—	1,779

Net sales and operating revenues	$11,751	$12	$11,739	$2,486	$9,253

	YTD 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$6,880	$—	$6,880	$1,854	$5,026
Original equipment commercial truck, off-highway, industrial and other revenues	1,143	—	1,143	333	810
Aftermarket revenues	1,251	—	1,251	—	1,251

Net sales and operating revenues	$9,274	$—	$9,274	$2,187	$7,087

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO PRO FORMA REVENUE MEASURES (2)

Unaudited

(Millions)

	2017	2018
	FY	Q1	Q2	Q3	Q4	FY
Clean Air	$6,216	$1,756	$1,694	$1,602	$1,655	$6,707
Ride Performance	1,807	513	506	461	469	1,949
Aftermarket	1,251	305	337	309	258	1,209
Powertrain	4,573	1,260	1,243	1,122	1,112	4,737
Motorparts	3,306	839	844	788	774	3,245

Total Pro Forma Tenneco Inc.	$17,153	$4,673	$4,624	$4,282	$4,268	$17,847

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents pro forma revenue measures to show what the company’s revenues would have been had Federal-Mogul had been consolidated with Tenneco for the entirety of 2017 and each quarter of 2018. We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul.